Form N-SAR
Item 770

Name of Registrant:             VALIC Company I

Name of Portfolio:              VALIC Company I International Growth Fund

Issuer:                                         Terna SPA

Years of Operation:                             3+

Underwriting Type:                              Firm

Offering Type:  Eligible Foreign (US Registered, Muni, Eligible Foreign,
 144A)

Underwriter from whom Purchased:                Goldman Sachs

Underwriting Syndicate Members:
Goldman Sachs International
Mediobanca - Banca di Credito Finanziario S.p.A.Cazenove & Co. Ltd. Lehman Brothers International (Europe)
Merrill Lynch International
Banco Bilbao Vizcaya Argentaria S.A.
CALYON
Dresdner Bank AG, London Branch
J.P. Morgan Securities Ltd.


Date Offering Commenced:                        06/21/04

Date of Purchase:                               06/21/04

Principal Amount of Offering:                   $1.8 Billion

Offering price:                                 $2.06

Purchase price:                                 $2.06

Commission, spread or profit:                   $0.033

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:   $10,312,028.30




Form N-SAR
Item 770

Name of Registrant:             VALIC Company I

Name of Portfolio:              VALIC Company I International Growth I

Issuer:                         The Bank of Yokohama, Ltd

Years of Operation:                             3+

Underwriting Type:                              Firm

Offering Type:  Eligible Foreign (US Registered, Muni, Eligible Foreign 144A)

Underwriter from whom Purchased:                Merrill Lynch

Underwriting Syndicate Members:         Merrill Lynch International
Citigroup Global Markets Limited
Daiwa Securities SMBC Europe Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited
Nomura International plc
UBS Limited
Deutsche Bank AG London
J.P. Morgan Securities Ltd.

Date Offering Commenced:                        07/27/04

Date of Purchase:                               07/27/04

Principal Amount of Offering:                   $732,705,080

Offering price:                                 $5.3008

Purchase price:                                 $5.3008

Commission, spread or profit:                   $0.08

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $3,180,488.68